UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2012

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 18, 2012, Location Based Technologies Inc. (the “Company”) filed a lawsuit against Justin Keener d/b/a JMJ Financial (“JMJ”) relating to three promissory notes entered into between the Company and JMJ.

The first note was entered into on or around March 16, 2012 with a principal sum of $550,000. The second note was entered into on or around April 18th, 2012 with a principal sum of $620,000. The third note was entered into on or around May 1, 2012 with a principal sum of $550,000.

The second note was paid off in full by the Company and the first and third notes are still outstanding.

The Company is seeking a declaratory judgment claiming that all of the Notes violate applicable usury laws and therefore, the entire outstanding debt purportedly owed, including all principal and interest, is unenforceable.

The Company is also seeking to recover all moneys previously paid in the second note as affirmative damages and all consequential damages from JMJ's prior conversions and short sales (and/or attempted short sales) of the Company’s stock.

The Company is also seeking to invalidate all 1,956,522 warrants issued to JMJ pursuant to these transactions.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: December 18, 2012	By:	/s/ David Morse
David Morse
Chief Executive Officer